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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                               SCHEDULE 13E-3/A

                    (AMENDMENT NO. 5--FINAL AMENDMENT)
                       RULE 13E-3 TRANSACTION STATEMENT
      (PURSUANT TO SECTION 13(E) OF THE SECURITIES EXCHANGE ACT OF 1934)

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                         IPC INFORMATION SYSTEMS, INC.
                               (NAME OF ISSUER)

                               ----------------

                         IPC INFORMATION SYSTEMS, INC.
                            RICHARD P. KLEINKNECHT
                       (NAME OF PERSON FILING STATEMENT)
   COMMON STOCK, PAR VALUE $0.01 PER                 58-1636502
                 SHARE                     (I.R.S. EMPLOYER IDENTIFICATION
    (TITLE OF CLASS OF SECURITIES)                     NUMBER)

                               ----------------

                             DANIEL UTEVSKY, ESQ.
                      VICE PRESIDENT AND GENERAL COUNSEL
                         IPC INFORMATION SYSTEMS, INC.
                                88 PINE STREET
                              NEW YORK, NY 10005
     (NAME, ADDRESS AND TELEPHONE NUMBER OF PERSONS AUTHORIZED TO RECEIVE
       NOTICES AND COMMUNICATIONS ON BEHALF OF PERSON FILING STATEMENT)

                               ----------------

                                WITH COPIES TO:
        THOMAS N. TALLEY, ESQ.                 PHILIP H. WERNER, ESQ.
        THACHER PROFFITT & WOOD              MORGAN, LEWIS & BOCKIUS LLP
        TWO WORLD TRADE CENTER                     101 PARK AVENUE
       NEW YORK, NEW YORK 10048               NEW YORK, NEW YORK 10178

  This statement is filed in connection with (check the appropriate box):

  (a)

    [_]The filing of solicitation materials or an information statement to Regulation 14A [17 CFR 240.14a-1 to 240.14a-103] Regulation 14C [17 CFR 240.14c-1 to 240.14c-101] or Rule 13e-3(c) [240.13e-3(c)] under the Securities Exchange Act of 1934.

  (b)

    [_]The filing of a registration statement under the Securities Act of 1933.

  (c)
    [_]A tender offer.

  (d)

    [X]None of the above.

  Check the following box if soliciting materials or information statement referred to in checking box (a) are preliminary copies. [_]

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                        CALCULATION OF REGISTRATION FEE

        TRANSACTION VALUATION                     AMOUNT OF FILING FEE
             ----------                                  --------
            $*222,556,935                                $44,511

  IPC Information Systems, Inc., a Delaware corporation (the "Company"), hereby submits its Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3"). The Schedule 13E-3 relates to an Agreement and Plan of Merger dated as of December 18, 1997, as amended and restated (the "Merger Agreement"), between the Company and Arizona Acquisition Corp., a Delaware corporation ("AAC"), pursuant to which AAC was merged with and into the Company (the "Merger"). The transactions contemplated by the Merger Agreement were approved by the Company's stockholders and were consummated, in each case, on April 30, 1998. No stockholders of the Company asserted or perfected dissenters' rights in connection with the Merger. Pursuant to the Merger, each share of common stock, par value $0.01 per share, of the Company or any of its subsidiaries issued and outstanding immediately prior to the effective time of the Merger ("IPC Common Stock") (other than (i) shares of IPC Common Stock held by the Company as treasury stock, which shares were canceled; (ii) shares of IPC Common Stock as to which appraisal rights have been exercised and (iii) fractional shares) was, subject to certain limitations, converted at the election of the holder thereof, subject to the terms described in the proxy statement/prospectus of the Company (the "Proxy Statement/Prospectus"), into
(a) the right to receive $21.00 in cash, or (b) the right to retain one fully paid and nonassessable share of common stock of the surviving corporation following the Merger ("Surviving Corporation Common Stock").

  This Schedule 13E-3, as amended hereby, is intended to satisfy the reporting requirements of Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Terms used but not defined herein shall have the meanings set forth in the definitive proxy materials of the Company filed with the Securities and Exchange Commission on April 16, 1998.

  This final amendment to this Schedule 13E-3 reports the consummation of the transactions contemplated by the Merger Agreement following approval thereof by stockholders of the Company at the Company's Annual Meeting of Stockholders held on April 30, 1998.

--------
* For purposes of calculation of fee only, this amount is based on (i) 10,739,446 (the number of shares of IPC Common Stock outstanding as of January 26, 1998) minus 3,809,524 (the number of shares of IPC Common Stock to be exchanged for Surviving Corporation Common Stock) multiplied by $21 (the cash consideration per share of IPC Common Stock), plus (ii) 3,809,524 (the number of shares of IPC Common Stock to be exchanged for Surviving Corporation Common Stock) multiplied by $20.22 (the average of the high and low sales prices of the IPC Common Stock on the Nasdaq National Market on February 12, 1998), which sum has been multiplied by 1/50 of one percent. As permitted by Rule 0-11(a) under the Securities Exchange Act of 1934, the amount paid by the Company indicated below has been subtracted, and the balance ($0) transferred by electronic funds transfer to the Commission.
[X]Check box if any part of the fee is offset by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  Amount Previously Paid: $23,600
  Form or Registration No.: Registration Statement on Form S-4, Filed February 13, 1998.
  Amount Previously Paid: $46,315

  Form or Registration No.: Registration Statement on Form S-3, Filed February 13, 1998.

  Amount Previously Paid: $6,785

  Form or Registration No.: Amendment No. 1 to Registration Statement on Form S-3, Filed April 6, 1998.
  Filing Parties: IPC Information Systems, Inc. and Richard P. Kleinknecht Date Filed: February 13, 1998

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ITEM  2. IDENTITY AND BACKGROUND.

  (c) After the Merger, Richard P. Kleinknecht will serve as Vice Chairman and as a director of IPC.

ITEM 5. PLANS OR PROPOSALS OF THE ISSUER OR AFFILIATE.

  (a) The Merger occurred on April 30, 1998 and the transactions contemplated by the Merger Agreement were consummated. Stockholders of the Company elected to retain 1,203,780 shares of Surviving Corporation Common Stock (which included Richard P. Kleinknecht's election to retain 380,952 shares of Surviving Corporation Common Stock) representing approximately 32% (29.81% after the Exchange (as defined below)) at the Effective Time of the outstanding shares of Surviving Corporation Common Stock. Because the Company's stockholders (including Richard P. Kleinknecht) elected to retain less than 1,752,381 shares of Surviving Corporation Common Stock, proration was not required.

  (c) Immediately prior to the Effective Time, the Board of Directors of the Company approved a resolution authorizing an increase in the number of directors constituting the Board to nine from six. At the Effective Time, four directors (Peter J. Kleinknecht, Theodore J. Johnson, Peter M. Stein and Robert J. McInerney), resigned from the Board of Directors, and the remaining directors, Richard P. Kleinknecht and Terry Clontz, appointed Richard M. Cashin, Jr., David Y. Howe, Peter A. Woog, Richard W. Smith, Kilin To, David Walsh and Robert J. McInerney to serve as directors of the Surviving Corporation.

  (d) Immediately following the Effective Time, the transactions contemplated by the Share Exchange and Termination Agreement were consummated. Pursuant to the Share Exchange and Termination Agreement, David Walsh and Anthony Servidio exchanged 336 shares and 224 shares, respectively, of IXnet common stock for 131,047 and 87,365 shares, respectively, of Surviving Corporation Common Stock (net of (i) 15,239 and 10,159 shares, respectively, which the Surviving Corporation held back pending receipt of certain releases from former shareholders of IXnet and (ii) 6,095 and 4,063 shares, respectively, which were transferred to a former shareholder of IXnet in satisfaction of a certain Installment Share Purchase Agreement) (the "Exchange").

  On May 1, 1998, the Surviving Corporation announced its intent to effect in May, 1998 a 3 for 2 stock split by way of a stock dividend of one share for every two shares outstanding which will result in an increase in the number of outstanding shares of Surviving Corporation Common Stock from 4,038,094 shares (after giving effect to the Exchange) to 6,057,141 (less any cash for fractional shares).

  (e) Following the Effective Time, shares of Surviving Corporation Common Stock were listed on the Nasdaq SmallCap Market under the symbol "IPCX."

ITEM 9. REPORTS, OPINIONS, APPRAISALS AND CERTAIN NEGOTIATIONS.

  (a) Prior to consummating the Merger and the other transactions contemplated thereby, the Company's Board of Directors received a solvency opinion with respect to the Company from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey").

  (b)(1) Houlihan Lokey is an investment banking firm specializing in business and securities valuation, middle market investment banking and financial restructuring. (b)(2) Houlihan Lokey rendered solvency opinions in over 50 transactions during 1997.

  (b)(3) The Company selected Houlihan Lokey on the basis of its qualifications and reputation in the industry.

  (b)(4) Not applicable.

  (b)(5) Not applicable.

  (b)(6) Houlihan Lokey concluded that, after giving effect to the Transaction (as defined in the opinion) both immediately before and immediately after the Transaction, (i) on a pro forma basis, the fair value and present fair saleable value of the Company's assets would exceed the Company's stated liabilities and identified

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contingent liabilities; (ii) the Company should be able to pay its debts as they become absolute and mature; and (iii) the capital remaining in the Company after the Transaction would not be unreasonably small for the business in which the Company is engaged, as management has indicated it is now conducted and is proposed to be conducted following the consummation of the Transaction. Houlihan Lokey based its opinion on such reviews, analyses and inquiries as it deemed necessary and appropriate.

  (c) The full text of the opinion is attached hereto as an exhibit and is hereby incorporated by reference. The Surviving Corporation shall make the opinion available at its principal executive offices during its regular business hours for inspection and copying by any interested equity security holder of the Surviving Corporation or his representative who has been so designated in writing.

ITEM 10. INTEREST IN SECURITIES OF THE ISSUER.

  (a)-(b) As of the Effective Time, Cable Systems Holding, LLC, Cable Systems International, Inc., Richard P. Kleinknecht, LSH and David Walsh owned 1,704,792, 758,095, 380,952, 142,857 and 137,142 shares, respectively, of
Surviving Corporation Common Stock.

ITEM 11. CONTRACTS, ARRANGEMENTS OR UNDERSTANDINGS WITH RESPECT TO THE ISSUER.

  The Company, Cable Systems Holding, LLC, Cable Systems International, Inc. ("CSI"), Richard P. Kleinknecht, David Walsh, Anthony Servidio and Lawrence, Smith & Horey III, L.P. ("LSH") entered into an Amended and Restated Investors Agreement dated as of April 9, 1998 (the "Amended and Restated Investors Agreement"). The Amended and Restated Investors Agreement provides for the addition of CSI and LSH as parties thereto, but otherwise contains substantially the same terms and provisions as the Investors Agreement.

ITEM 17. MATERIAL TO BE FILED AS EXHIBITS.

  (a) Indenture dated as of April 30, 1998 by and between IPC Information Systems, Inc. and United States Trust Company of New York, as Indenture Trustee.

  (b)(iii) Solvency Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. dated April 30, 1998.

  (c) Amended and Restated Investors Agreement, dated as of April 9, 1998, among IPC Information Systems, Inc., Cable Systems Holding, LLC, Cable Systems International, Inc., Richard P. Kleinknecht, David Walsh, Anthony Servidio and Lawrence, Smith & Horey III, L.P.

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                                   SIGNATURE

  After due inquiry and to the best of its knowledge and belief, the undersigned certifies that the information set forth in this Schedule 13E-3 is true, complete and correct.

Dated: May 11, 1998.

                                          IPC Information Systems, Inc.

                                                    /s/ Daniel Utevsky
                                          By: _________________________________
                                            Name:Daniel Utevsky
                                            Title:Vice President and General
                                            Counsel

  After due inquiry and to the best of his knowledge and belief, the undersigned certifies that the information set forth in this Schedule 13E-3 is true, complete and correct.

Dated: May 11, 1998.

                                                /s/ Richard P. Kleinknecht
                                          _____________________________________
                                                  Richard P. Kleinknecht

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